UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

LIVE CURRENT MEDIA INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29929	88-0346310
(State or other jurisdiction of incorporation)	(Commission File	(IRS Employer Identification No.)
Number)

1130 West Pender Street, Suite 820,
Vancouver, BC Canada	V6E 4A4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(604) 648-0515

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adoption of 2018 Stock Option Plan

On November 28, 2018, the Board of Directors (the “Board”) for Live Current Media Inc. (the “Company”) approved and adopted the Company’s 2018 Stock Option Plan (the “Plan”). The purpose of the Plan is to enhance long-term shareholder value by offering the Company’s directors, officers, employees and eligible consultants the ability to acquire and maintain stock ownership in the Company and to participate in the Company’s future growth.

The Plan allows the Board to grant awards to officers, directors, employees and certain eligible consultants. To be eligible for grants under the Plan, consultants must be individuals who (1) render bona fide services to the Company not connected to the offer or sale of the Company’s securities in capital raising transactions, and (2) do not directly or indirectly promote or maintain a market for the Company’s securities.

Initially, up to 5,000,000 shares of the Company’s common stock may be purchased pursuant to options granted under the Plan. After March 31, 2019, the Board may increase the shares of common stock that may be purchased under the Plan, provided that the total number of shares that may be purchased under the Plan cannot exceed 15% of the total number of shares outstanding, less any options outstanding under previous stock option plans.

Awards under the Plan may be granted in the form of incentive stock options or non-qualified stock options. Incentive stock options granted under the Plan are those intended to qualify as “incentive stock options” as defined under Section 422 of the Internal Revenue Code (the “Code”). To qualify as “incentive stock options” under Section 422 of the Code, the Plan must be approved by the stockholders of the Company within 12 months of its adoption. If the Plan is not approved by the Company’s stockholders within 12 months of its adoption, any options granted as “incentive stock options” will be treated as “non-qualifying stock options”. Non-qualified stock options granted under the Plan are option grants that do not qualify as incentive stock options under Section 422 of the Code.

The exercise price for incentive stock options granted under the Plan cannot be less than the fair market value of the Company’s common stock on the date of grant (110% of fair market value for optionees that own 10% of the combined voting power of the Company). Non-qualified stock options may not have an exercise price less than 75% of fair market value at the time of grant. “Fair market value” for purposes of the Plan is defined as the lesser of the closing price of the Company’s common stock on the day immediately preceding the date of grant, and the average closing price of the Company’s common stock during the ten trading days immediately preceding the grant date, provided that the Company’s common stock trades on a national securities exchange or the OTC Link system (maintained by OTC Markets Group Inc.). If the Company’s common stock does not trade on the OTC Link or a national securities exchange in the United States, the Board may determine fair market value, acting in good faith.

Options granted under the Plan have a maximum term of ten years from the grant date, or such lesser period as determined by the Board.

The above description of the Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the Plan, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Grant of Incentive Stock Options to Chief Executive Officer

On November 30, 2018, the Board granted incentive stock options to the Company’s Chief Executive Officer, President and Treasurer, David M. Jeffs for the purchase of up to an aggregate of 1,000,000 shares of the Company’s common stock under the Plan. The options granted to Mr. Jeffs have an exercise price of $0.10 per share, expiring two years after the Grant Date.

ITEM 8.01        OTHER EVENTS.

Grant of Options Under 2018 Stock Option Plan to Directors and Consultants

On November 30, 2018, the Board of Directors (the “Board”) for Live Current Media Inc. (the “Company”) granted options for the purchase of up to 800,000 shares of the Company’s common stock under its 2018 Stock Option Plan to directors and consultants. The options granted are exercisable at a price of $0.10 per share, and expire two years from the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

Date: December 12, 2018

By:	/s/ David M. Jeffs
David M. Jeffs
Chief Executive Officer